UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013

DESTINATION XL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 Turnpike Street, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

(781) 828-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 27, 2013, Destination XL Group, Inc. (the “Company”) issued a press release announcing preliminary results for the fourth quarter and fiscal year ending February 2, 2013 (“fiscal 2012”). A copy of this press release is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

The Company will be presenting a slide presentation to various investment groups at upcoming investor conferences beginning on February 28, 2013. A copy of the slides to be presented at those conferences is attached to this report as Exhibit 99.2 and is incorporated by reference herein.

The slide presentation contained in the exhibit includes statements intended as “forward-looking statements,” which are subject to the cautionary statement about forward-looking statements set forth in the exhibit. The slide presentation is being furnished, not filed, pursuant to Regulation FD. Accordingly, the slide presentation will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the slide presentation is not intended to, and does not, constitute a determination or admission by the Company that the information in the slide presentation is material or complete, or that investors should consider this information before making an investment decision with respect to the Company.

Presentation of Non-GAAP Measures

The slide presentation includes the discussion of non-GAAP free cash flow on slide 24. Free cash flow is not a measure determined by generally accepted accounting principles (“GAAP”) and should not be considered superior to or as a substitute for net income (loss) or cash flows from operating activities or any other measure of performance derived in accordance with GAAP.

In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “free cash flows” as presented in this slide presentation may not be comparable to similar measures used by other companies. The Company calculates free cash flows as cash flow from operating activities less capital expenditures and discretionary store asset acquisitions, if any. We calculate projected free cash flows for fiscal 2016 of $60.0-$70.0 million as estimated cash flow from operating activities of $77.0-$87.0 million, less estimated capital expenditures of $17.0 million (no discretionary store asset acquisitions are anticipated in fiscal 2016). We believe that inclusion of this non-GAAP measure helps investors gain a better understanding of projected performance, especially when comparing such results to previous periods.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated February 27, 2013

99.2	Investor Slide Presentation dated February 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.

Date: February 27, 2013	By:	/s/ Dennis R. Hernreich
Name: Dennis R. Hernreich
Title: Executive Vice President and Chief Financial Officer